Exhibit 99.1

Press Release

Media Contact:	Investor Contact:

Mildred Cooper	Sally Beerbower
Luna Innovations Incorporated	Qorvis Communications
Email: cooperm@lunainnovations.com	Email: ir@lunainnovations.com
Phone: 1.540. 557.7561	Phone: 1.703.744.7800

Luna Innovations Reports Third Quarter 2006 Results

Luna Innovations Achieves 53% Revenue Growth for the Third Quarter 2006

ROANOKE, VA, November 6, 2006 — Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the quarter ended September 30, 2006.

Revenues for the 2006 third quarter increased 53% to $6.0 million, from $3.9 million for the same quarter of 2005, reflecting growth in contract research revenues of approximately $0.9 million and product and license revenues of approximately $1.2 million. Gross profit increased to $1.9 million, or 32% of revenues, in the third quarter of 2006, from $0.9 million, or 22% of revenues, in the third quarter of 2005. Operating expenses were $4.1 million in the third quarter of 2006, compared to $4.3 million in the second quarter of 2006 and $1.0 million in the third quarter of 2005. The increase in year over year operating expense reflects the company’s strategy, begun in late 2005, to increase its product portfolio and product sales, which included the acquisition of Luna Technologies in September 2005. Operating expenses in the third quarter of 2006 also include an additional $0.4 million in share-based compensation expense, as well as administrative costs associated with the company’s growing employee base and its transformation to a public company. As a result of these increases in operating expenses, the company incurred a loss from operations of $2.2 million in the third quarter of 2006, versus a loss from operations of $0.2 million for the prior year’s comparable quarter.

The net loss applicable to common stockholders for the third quarter of 2006 was $1.9 million, or $0.20 per share on a diluted basis, compared to a net loss applicable to common stockholders of $0.1 million or $0.01 per share, for the third quarter of the previous year.

Kent Murphy, Chairman and Chief Executive Officer, commented, “The third quarter proved to be an excellent one for Luna Innovations. In addition to over fifty percent top line revenue growth and substantially improved gross margins, we showed momentum in the core parts of our business model.

“In contract research, we booked over $6.1 million in new contract awards. On the product side, we launched our EN-TACT™ ultrasonic medical device and entered into a joint development product agreement with Acterna, a division of JDSU. In addition, we won a large development contract from a major Department of Defense prime contractor to help develop an advanced electronics subsystem for a next generation defense system and also signed new technology assessment contracts to apply our fiber optic sensing technology to new medical applications,” Murphy reported.

Business Highlights

— Generated the company’s most impressive quarterly customer list to date, including significant deals with several new customers. The company expanded existing customer relationships with an international communications and information technology company, two top-tier semiconductor companies, two major federal government contractors, an oil and gas field equipment provider, an optical network component and element manufacturer, and a fiber optic sensing company. New customers include a leading producer of supercomputers, a company that produces optical components on hybrid optical/electrical integrated chips, and a federal laboratory.

— Announced a joint development agreement between the Luna Technologies subsidiary and Acterna, a division of JDSU, that enables both companies to take advantage of new growth opportunities in the area of fiber optics test and measurement, particularly new products aimed at platforms for installation and maintenance testing of modern optic networks. Products that result from the joint development will be jointly marketed and distributed under the agreement.

— Launched the EN-TACT™ (Emergency Noninvasive Tissue and Compartment Testing) ultrasonic medical device that quickly and non-invasively measures and monitors intramuscular pressures. Based on technology originally developed for the defense industry, the portable system is designed to be operated with minimal training and is ideal for traumatic injuries, sports medicine and military combat situations where compartment syndrome is common.

— Received the Frost & Sullivan 2006 Patient Monitoring Technology of the Year Award for the innovative design and the development of the EDAC™ (Embolus Detection and Classification) QUANTIFIER. Based on technology originally developed for the defense industry, the EDAC system will permit cardiothoracic surgeons, perfusionists and anesthesiologists to detect and monitor air bubbles that can occur in the bloodstream during critical medical procedures such as cardio-pulmonary bypass surgery.

Financial Highlights

— Revenues for the third quarter of 2006 increased 53% compared to the third quarter of 2005 and 23% compared to the second quarter of 2006.

— Product revenues represented over 19% of total revenues in the third quarter of 2006, versus 0% in the third quarter of 2005, and 15% in the second quarter of 2006. Product revenues grew to approximately $1.2 million in the third quarter of 2006, versus $0.8 million in the second quarter of 2006.

— Gross profit for the third quarter of 2006 increased to $1.9 million, or 32% of revenues, from $0.9 million, or 22% of revenues, for the corresponding period of 2005.

— The company reported a loss per share for the third quarter of 2006 of $0.20 per share, on a diluted basis, compared to a loss per share of $0.01 for the third quarter of 2005.

— Cash and cash equivalents totaled $22.4 million at September 30, 2006, compared to $12.5 million at December 31, 2005.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EST) today to discuss the company’s third quarter 2006 financial results. The call can be accessed by dialing 1.866.383.8003 domestically or 1.617.597.5330 internationally prior to the start of the call. The access code is 67270827. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, http://www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations

Luna Innovations Incorporated researches, develops and commercializes innovative technologies in molecular technology and sensing solutions. Luna Innovations accelerates the process of bringing new and innovative products to market by focusing on technologies that can fulfill identified market needs and then takes these technologies from the applied research stage through commercialization. Since its inception, Luna Innovations has successfully developed products for the energy, telecommunications, life sciences and defense industries. Headquartered in Roanoke, Virginia, the company has research, development and manufacturing facilities in Blacksburg, Charlottesville, Hampton, and Danville, Virginia, and a sales office in McLean, Virginia. Additional information can be found at http://www.lunainnovations.com.

FORWARD LOOKING STATEMENTS

This press release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including but not limited to (i) the company’s joint development agreement with JDSU enables both companies to take advantage of new growth opportunities in the area of fiber optics test and measurement, (ii) products developed from the joint development agreement with JDSU will be jointly marketed, and (iii) the company’s EDAC system will permit cardiothoracic surgeons, perfusionists and anesthesiologists to detect and monitor air bubbles that can occur in the bloodstream and that can occur during critical medical procedures such as cardio-pulmonary bypass surgery. In general, the company attempts, whenever possible, to identify these forward-looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Similarly, statements that describe the company’s business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. Luna Innovations wishes to take advantage of the “safe harbor” provided by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond Luna Innovations’ control. Luna Innovations cannot guarantee future results, levels of activity, performance, or achievements. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) we may be unable to manage our growth effectively, (2) we may experience continuing losses, (3) we may not be successful in identifying market needs for new products, (4) we will continue to rely on contract research, including government grants and contracts available only to small businesses, for a significant portion of our revenue, (5) we may become ineligible for small business government grants and contracts in the future, (6) we face substantial competition in our markets, (7) our proprietary rights may be insufficient to protect our technologies, (8) third parties may claim that we infringe their intellectual property rights, (9) as a provider of contract research for the U.S. government, we may be subject to federal audits and investigations, (10) our ability to develop and market certain of our products may be delayed by U.S. Food and Drug Administration or other regulatory requirements, (11) we may continue to face difficulty in, or increased costs related to, hiring, training and retaining skilled employees, (12) we have limited manufacturing experience and may experience unanticipated manufacturing or supply problems, (13) we may experience changes in customer demand for our products and product candidates, (14) our product sales may be impacted by a slowdown in the overall economy, and (15) the uncertainty of the current global political environment and the potential for terrorist attacks. Additional factors that may affect the future results of Luna Innovations are set forth in its Registration Statement on Form S-1, its quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at Luna Innovations’ website at http://www.lunainnovations.com. These risk factors are updated from time to time through the filing of periodic reports and registration statements with the SEC. The statements made in this press release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release.

Luna Innovations Incorporated

Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Contract research revenues	$4,885,854	$3,942,195	$12,977,066	$11,111,721
Product and license revenues	1,163,663	—	2,521,403	—

Total revenues	6,049,517	3,942,195	15,498,469	11,111,721
Cost of revenues:
Contract research costs	3,587,280	3,068,372	9,600,404	8,539,567
Product and license costs	520,699	—	1,194,969	—

Total cost of revenues	4,107,979	3,068,372	10,795,373	8,539,567

Gross Profit	1,941,538	873,823	4,703,096	2,572,154
Operating expense	4,110,926	1,040,235	11,805,277	2,952,666

Operating loss	(2,169,388)	(166,412)	(7,102,181)	(380,512)

Other income (expense)
Other income (expense)	934	(782)	10,331	(92)
Interest income / (expense), net	232,649	(9,893)	345,794	(75,206)

Total other income (expense)	233,583	(10,675)	356,125	(75,298)

Loss before income taxes	(1,935,805)	(177,087)	(6,746,056)	(455,810)
Income tax expense (benefit)	12,829	(126,396)	12,829	(187,273)

Net loss	$(1,948,634)	$(50,691)	$(6,758,885)	$(268,537)

Net loss per share:
Basic	$(0.20)	$(0.01)	$(0.87)	$(0.08)

Diluted	$(0.20)	$(0.01)	$(0.87)	$(0.08)

Weighted average shares:
Basic	9,842,265	3,839,512	7,743,885	3,229,683

Diluted	9,842,265	3,839,512	7,743,885	3,229,683

Luna Innovations Incorporated

Consolidated Balance Sheets

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$22,442,016	$12,514,839
Accounts receivable, net	5,194,447	5,129,911
Refundable income taxes	396,062	514,797
Inventory	681,559	448,475
Other current assets	535,076	227,409

Total current assets	29,249,160	18,835,431
Property and equipment, net	3,831,631	2,972,287
Intangible assets, net	1,425,852	999,544
Deferred offering costs	—	710,018
Deferred tax asset	600,000	600,000
Other assets	13,447	16,550

Total assets	$35,120,090	$24,133,830

Liabilities and stockholders’ equity
Current liabilities
Current portion of capital lease obligation	$91,507	$98,820
Current portion of long-term debt obligation	214,955	—
Accounts payable	1,639,717	3,647,505
Accrued liabilities	2,554,166	1,788,162
Deferred credits	1,076,549	1,458,393

Total current liabilities	5,576,894	6,992,880
Long-term capital lease obligation	50,216	117,134
Long-term debt obligation	5,000,000	5,214,955
Deferred credits	354,418	450,000

Total liabilities	10,981,528	12,774,969

Redeemable Class B common stock, 308,216 shares at December 31, 2005	—	504,984

Stockholders’ equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized at September 30, 2006, no shares issued and outstanding at September 30, 2006	—	—
Common stock
Common stock, par value $0.001, 100,000,000 and 23,257,094 shares authorized at September 30, 2006 and December 31, 2005, respectively, 9,858,806 shares issued and outstanding at September 30, 2006	9,859	—
Class A voting common stock, par value $0.001, 7,164,463 shares authorized at December 31, 2005, 2,834,814 shares issued and outstanding at December 31, 2005	—	2,835
Class B non-voting common stock, par value $0.001, 13,707,297 shares authorized at December 31, 2005, 734,427 shares issued and outstanding at December 31, 2005	—	734
Class C voting common stock, par value $0.001, 5,656,472 shares authorized at December 31, 2005, 2,131,474 shares issued and outstanding at December 31, 2005	—	2,131
Additional paid-in capital	30,970,277	10,935,049
Accumulated deficit	(6,841,574)	(86,872)

Total stockholders’ equity	24,138,562	10,853,877

Total liabilities and stockholders’ equity	$35,120,090	$24,133,830

Luna Innovations Incorporated

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2006	2005
	(unaudited)
Cash flows used in operating activities
Net loss	$(6,758,885)	$(268,537)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	792,725	355,026
Deferred income taxes	—	(4,358)
Share-based compensation	1,164,709	137,829
Change in assets and liabilities:
Accounts receivable	(64,536)	(509,743)
Refundable income taxes	118,735	570,162
Other assets	(524,201)	(406,035)
Accounts payable and accrued expenses	(545,211)	(175,595)
Deferred revenues	(477,426)	(154,341)

Net cash used in operating activities	(6,294,090)	(455,592)

Cash flows used in investing activities
Acquisition of property and equipment	(1,377,466)	(452,762)
Intangible property costs	(282,840)	(159,749)
Net cash from acquisition of Luna Technologies	—	33,713
Capitalized software development costs	—	(14,468)

Net cash used in investing activities	(1,660,306)	(593,266)

Cash flows from financing activities
Payments on capital lease obligations	(74,229)	(73,343)
Proceeds from the issuance of common stock, net	17,886,241	7,000,000
Proceeds from the exercise of options and warrants	89,561	76,575

Net cash from financing activities	17,881,573	7,003,232

Net change in cash	9,927,177	5,954,374
Cash - beginning of period	12,514,839	609,636

Cash - end of period	$22,442,016	$6,564,010

Supplemental disclosure of cash flow information
Cash paid for interest	$30,690	$72,151
Cash paid for income taxes	$12,829	$25,927
Property and equipment financed by capital leases	$—	$11,700

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